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                                    EXHIBIT 2


                                                                  EXECUTION COPY





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                          SECURITIES PURCHASE AGREEMENT

                                  by and among

                     OLYMPIC CASCADE FINANCIAL CORPORATION,

                                 MARK GOLDWASSER

                                       and

                               TRIAGE PARTNERS LLC

                          Dated as of DECEMBER 14, 2001

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                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of December 14, 2001, by and among Olympic Cascade Financial Corporation, a Delaware corporation, with headquarters located at 1001 4/th/ Avenue, Suite 2200, Seattle, Washington 98154 (the "Company"), Mark Goldwasser ("Goldwasser") and Triage Partners, LLC, a New York limited liability company ("Triage" and, together with Goldwasser, "Purchaser").

         WHEREAS, the Company desires to sell 10,725 shares of Series A convertible preferred stock, par value $.01 per share, of the Company (the "Series A Preferred Stock"), and Purchaser desires to purchase the Series A Preferred Stock, on the terms and subject to the conditions contained herein;

         WHEREAS, simultaneous with the execution of this Agreement, Gregory P. Kusnick, Karen Jo Gustafson, Gregory C. Lowney and Maryanne K. Snyder (collectively, the "Noteholders") are entering into an agreement to exchange certain securities of the Company for 10,000 shares of Series A Preferred Stock from the Company pursuant to a securities exchange agreement between the Company and the Noteholders (the "Exchange Agreement"); and

         WHEREAS, simultaneous with the execution of this Agreement, Purchaser is entering into an agreement to acquire additional common stock of the Company from Steven A. Rothstein ("SAR") pursuant to a purchase agreement between Triage and SAR (the "Rothstein Purchase Agreement").

         NOW, THEREFORE, in consideration of the promises and of the respective representations, warranties, covenants, agreements and conditions contained herein, each of the parties hereto agrees as follows:


                                    ARTICLE I

                       PURCHASE AND SALE OF THE SECURITIES


         Section 1.1  Purchase and Sale. At the Closing on the Closing Date
                      -----------------
(each as defined in Section 1.3) and in accordance with the provisions of this
                    -----------
Agreement, Purchaser shall purchase from the Company, and the Company shall sell to Purchaser, 10,725 shares of Series A Preferred Stock, at a purchase price of $100 per share (the "Per Share Price"), against receipt by the Company of the total aggregate consideration set forth in Section 1.2 below.
                                           -----------

         Section 1.2  Payment of Consideration; Delivery of Shares. In
                      --------------------------------------------
consideration for the delivery and transfer to Purchaser of all of the Series A Preferred Stock, Purchaser shall pay and deliver to the Company a total aggregate amount of One Million Seventy-Two Thousand Five Hundred Dollars ($1,072,500) (the "Purchase Price"), as follows:

                (a) Purchaser shall pay an amount equal to One Million Seventy-Two Thousand Five Hundred Dollars ($1,072,500) on the Closing Date (as defined below), in cash by wire transfer of immediately available funds to a bank account as shall have been designated by the Company prior to the Closing (as defined below) and the Company shall deliver ten thousand seven hundred twenty five (10,725) shares of Series A Preferred Stock in amounts and denominations in accordance with Purchaser's instructions.

                (b) Notwithstanding anything to the contrary herein, under no circumstances shall any Series A Preferred Stock be issued by the Company in contravention of the Listing Standards, Policies and Requirements of The American Stock Exchange ("Amex"), including without limitation Sections 711 and 713 thereof.

         Section 1.3  Additional Purchase. For a period of seven (7) months from
                      -------------------
the date hereof (the "Escrow Period"), Purchaser shall maintain on deposit with National Securities Corporation (the

"Broker-Dealer Subsidiary") in accordance with the terms of an Escrow Agreement (the "Escrow Agreement"), substantially in the form of Exhibit C hereto, Five
                                                       ---------
Hundred Thousand Dollars ($500,000) (the "Escrow Amount") to be drawn down by the Company, on an as needed basis, in the event the Company requires additional capital (a) to satisfy its Clearing Agreement dated as of August 23, 2001 between First Clearing Corporation ("First Clearing") and the Broker-Dealer Subsidiary or (b) for working capital if the Company does not attain profitability within the Escrow Period. Upon each draw down of the Escrow Amount, the Company shall issue such number of shares of Series A Preferred Stock as payment therefor at the Per Share Price in amounts and denominations in accordance with Purchaser's instructions. Upon expiration of the Escrow Period, the Broker-Dealer Subsidiary, as escrow agent, shall pay Purchaser the balance of the Escrow Amount, if any, in accordance with Purchaser's instructions as more fully set forth in the Escrow Agreement.

         Section 1.4  Closing. The closing (the "Closing") shall take place at
                      -------
the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166 at 10:00 A.M. New York City time on the first business day immediately following the date on which the last of the conditions set forth in Article VII is
                                                          -----------
fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction of such conditions) (the "Closing Date") or at such other time and place and such other date as Purchaser and the Company mutually agree. All events occurring at the Closing will, unless otherwise specified, be deemed to have simultaneously occurred.

                                   ARTICLE II

                               CLOSING DELIVERIES

         Section 2.1    Company Deliveries.  At the Closing, the Company shall
                        ------------------
deliver to Purchaser:

                   (a) one or more stock certificates or instruments registered in the name of Purchaser and representing the Series A Preferred Stock to be delivered at the Closing, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached, which certificates bear the legend set forth in Section 4.9;
                                          -----------

                   (b)  the certificate referred to in Section 7.3(b) of this
                                                       --------------
Agreement;

                   (c) written resignations from SAR, D. S. Patel and James C. Holcomb, Jr. as officers and/or directors of the Company;

                   (d)  copies of the Consulting Agreements (as defined in
Section 7.3) executed by the respective Consultants (as defined in Section 7.3),
-----------                                                        -----------
the Company and the Broker-Dealer Subsidiary);

                   (e) a certified copy of each of the Company's and the Broker-Dealer Subsidiary articles of incorporation, as amended;

                   (f) a certified copy of the Company's Certificate of Designations with respect to the Series A Preferred Stock (the "Series A Certificate of Designations"), in substantially the form attached hereto as Exhibit A;
---------

                   (g) good standing certificates dated within five (5) days of the Closing Date of each of the Company and the Broker-Dealer Subsidiary; and

                   (h) such other documents as Purchaser may reasonably request.

         Section 2.2    Purchaser Deliveries.  At the Closing, Purchaser shall
                        --------------------
deliver:

                   (a) One Million Seventy-Two Thousand Five Hundred Dollars ($1,072,500) as provided in Section 1.2(a);
                            --------------


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                (b) the certificate referred to in Section 7.2(b) of this
                                                   --------------
Agreement;

                (c) good standing certificates dated within five (5) days of the Closing Date of each of Triage and the Goldwasser Entity (as defined in Section
                                                                        -------
7.2(d));
------
                (d) a certified copy of each of Triage's and the Goldwasser Entity's (as defined in Section 7.2(d)) organizational documents; and
                        --------------

                (e) such other documents as the Company may reasonably request.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the corresponding sections or subsections of the Company Disclosure Schedule, dated as of the date hereof, delivered by the Company to Purchaser (the "Company Disclosure Schedule") or in the Company SEC Reports (as defined in Section 3.5), the Company represents and warrants to Purchaser as
           -----------
follows:

         Section 3.1  Organization and Qualification. The Company and each of
                      ------------------------------
its subsidiaries (as defined below) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of existence, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise), prospects (other than effects that are the result of general economic changes or industry-specific risks) or results of operations of the Company and its subsidiaries taken as a whole (any such material adverse effect being hereafter referred to as a "Company Material Adverse Effect"). As used in this Agreement, the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person. True, accurate and complete copies of the articles of incorporation, as amended, and by-laws of the Company and each subsidiary of the Company as in effect on the date hereof, have been made available to Purchaser.

         Section 3.2  Subsidiaries. Except as set forth on Section 3.2 of the
                      ------------                         -----------
Company Disclosure Schedule, which includes a true and correct statement and description of the nature and extent of the ownership or other interest in each, the Company has no subsidiaries and does not currently own or control, directly or indirectly, any equity interest, nor has any commitment to purchase or otherwise acquire any equity interest, in any other corporation, partnership, limited liability company, association, or other business entity. Except as set forth on Section 3.2 of the Company Disclosure Schedule, the Company is not a
         -----------
participant in any joint venture, partnership, or similar arrangement.

         Section 3.3  Capitalization. The authorized capital stock of the
                      --------------
Company consists of 6,000,000 shares of common stock, par value $.02, of the Company (the "Common Stock"), and 100,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of the date hereof, there were (i) 2,236,449 issued and outstanding shares of Common Stock and (ii) no issued and outstanding shares of Preferred Stock. In addition, as of the date hereof, (i) 1,272,508 shares of Common Stock were reserved for issuance pursuant to grants made in accordance with the Company's stock option plans, (ii) 985,000 shares of Common Stock were authorized for issuance pursuant to the 2001 Stock Option Plan, and (iii) 467,925 shares of Common Stock were reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for, shares of Common Stock. This Agreement, and the


                                       3

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transactions contemplated hereby, will not cause a mandatory redemption, liquidation, acceleration or vesting of any other right under any outstanding subscriptions, options, calls, contracts, voting trusts, proxies, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable. Except for the Series A Preferred Stock or as set forth on Section 3.3 of the Company Disclosure Schedule, there are no
         -----------
outstanding subscriptions, options, calls, contracts, voting trusts, proxies, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company, or obligating the Company to grant, extend or enter into any such agreement or commitment.

         Section 3.4  Authority; Non-Contravention; Statutory Approvals;
                      -------------------------------------------------
Compliance.
----------

                 (a) The execution, delivery and performance of this Agreement and the transactions contemplated hereby, are within the Company's power and authority and have been duly authorized by the board of directors of the Company, and no other corporate act or proceeding on the part of the Company is necessary to approve the execution and delivery of this Agreement, the performance of the Company's obligations hereunder or the consummation of the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, do not and will not (i) contravene the articles of incorporation or by-laws of the Company or any of its subsidiaries, (ii) conflict with, result in a breach of or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or call a default with respect to, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, (iii) result in any material liability to the Company (including, without limitation, any "change of control" payments), (iv) result in any violation by the Company or any of its subsidiaries of any law, rule or regulation applicable to it or its business as it is now conducted or (v) result in the creation of any lien. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and general equitable principles.

                 (b) The Series A Preferred Stock that are being purchased by the Purchaser hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, (i) will be duly and validly issued, fully paid and non-assessable, (ii) will be free from all taxes, liens and charges with respect to such issuance and (iii) will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

                 (c) The shares of Common Stock issuable upon conversion of the Series A Preferred Stock have been reserved for issuance and, when so issued,
(i) will be duly and validly issued, fully paid and non-assessable, (ii) will be free from all taxes, liens and charges with respect to such issuance and (iii) will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

                 (d) No consent, license, permit, approval, order or authorization of, or filing with (other than informational filings) any governmental or judicial authority is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement. No consent of any party to any agreement, contract, lease, mortgage, indenture or arrangement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound is required for the execution, delivery or performance by the Company of this Agreement and such instruments and documents executed in connection therewith which has not been obtained.

                 (e) No declaration, filing or registration with, or notice to or authorization, consent or approval of, any federal, state, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority or regulatory body (including the National Association of Securities Dealers, Inc. ("NASD"), Amex and any other similar federal, state or foreign self- regulatory body or organization having jurisdiction over the Company and any of its subsidiaries or affiliates) or any other authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for those required under or in relation to (A) state securities or "blue sky" laws (the "Blue Sky Laws"), (B) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (C) the Delaware General Corporation Law with respect to filing the Certificate of Designations, (D) the rules and regulations of the Amex, and (E) such consents, approvals, order, authorizations, registrations, declarations and filings the failure to obtain, make or give which would reasonably be expected to have, in the aggregate, a Company Material Adverse Effect (collectively, the "Company Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

                 (f) Neither the Company nor any of its subsidiaries is in violation of or, to the knowledge of the Company, under investigation with respect thereto, or has been given notice of any purported violation of, any applicable law, ordinance, regulation, decree or order of any court or governmental entity to which it or its business or any of its properties or assets is subject, except for violations which would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

                 (g) The Company and its subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects (collectively, "Permits"), except those which the failure to obtain would, in the aggregate, not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its articles of incorporation or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults that, in the aggregate, are not reasonably expected to have a Company Material Adverse Effect.

                 (h) The Broker-Dealer Subsidiary is a Washington corporation and a subsidiary of the Company and is a registered broker-dealer with the United States Securities and Exchange Commission ("SEC") pursuant to Section 15 of the Exchange Act. A full and complete copy of the Broker Dealer Subsidiary's Form BD, as amended (the "Form BD"), and Membership Agreement, are attached hereto as Section 3.4(h) to the Company Disclosure Schedule. Neither Form BD nor
          -------------
any amendment thereto contains any untrue statement or material fact or omits to state a material fact required to be stated or necessary in order to make the statements contained therein not misleading.

         Section 3.5  Reports and Financial Statements. The Company previously
                      --------------------------------
has delivered or made available to Purchaser a copy of each of the continuous disclosure documents filed by the Company with the SEC since August 1, 1999 (the "Company SEC Reports"). Except insofar as the transactions contemplated hereby are not reflected therein, (a) the Company SEC Reports comply in all material respects with the applicable US securities laws and rules and regulations thereunder, and (b) the financial statements contained therein (i) were prepared in accordance with GAAP, (ii) are true and complete and fairly present the Company's consolidated financial condition and the consolidated results of its operations as of their respective dates and for the periods then ended, and
(iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company's consolidated financial condition as of their respective dates. No representation or warranty made by the Company herein, or in any document delivered pursuant hereto, contains any misstatement of any material fact or omits to state anything necessary to make any material statement herein or therein not misleading. The Company SEC


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Reports, as of the respective dates thereof, do not contain any misstatement of a material fact or omit to state anything necessary to make any material statement therein not misleading.

Each of the audited consolidated financial statements and unaudited interim financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports (collectively, the "Company Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to the Company and its subsidiaries, taken as a whole)) the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended.

         There are no liabilities as of the date of this Agreement of the Company or any of its subsidiaries of any kind whatsoever that are required to be disclosed on the Company Financial Statements, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances known to the Company or any of its subsidiaries which could reasonably be expected to result in such a liability, other than:

                 (i) liabilities reflected or reserved against in the Company Financial Statements; and

                 (ii) liabilities arising, in the ordinary course of business consistent with past practice, after the date of the most recent statement of financial condition included in the Company Financial Statements (the "Balance Sheet Date"), that could not reasonably be expected to have a Company Material Adverse Effect.

         Section 3.6  Absence of Certain Changes or Events. Except as disclosed
                      ------------------------------------
in Section 3.6 of the Company Disclosure Schedule or for changes in the ordinary
   -----------
course of business, since June 29, 2001 there has not been:

                      (i) any material adverse change in the assets, liabilities, financial condition or operating results of the Company or the Broker-Dealer Subsidiary;

                      (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, or financial condition of the Company or the Broker-Dealer Subsidiary (as such business is presently conducted and as it is proposed to be conducted);

                      (iii) any waiver or compromise by the Company or the Broker-Dealer Subsidiary of a valuable right or of a material debt owed to it;

                      (iv) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company or the Broker-Dealer Subsidiary, except in the ordinary course of businesses and that are not material to the business, properties, or financial condition of the Company or the Broker-Dealer Subsidiary (as such respective businesses is presently conducted and as they are proposed to be conducted);

                      (v) any material change to a material contract or arrangement by which the Company or the Broker-Dealer Subsidiary or any of their respective assets are bound or subject;

                      (vi) any material change in any compensation arrangement or agreement with any employee, officer, director of the Company or the Broker-Dealer Subsidiary or holder of Common Stock;

                      (vii) any sale, assignment or transfer of any material patents, trademarks, copyrights, trade secrets or other intangible assets;

                 (viii) any resignation or termination of employment of any officer or key employee of the Company or the Broker-Dealer Subsidiary; and neither the Company nor the Broker-Dealer Subsidiary knows of any impending resignation or termination of employment of any such officer or key employee;

                 (ix) receipt of notice that there has been a loss of any major customer of the Company or the Broker-Dealer Subsidiary;

                 (x) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or the Broker-Dealer Subsidiary, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                 (xi) any material loans or guarantees made by the Company or the Broker-Dealer Subsidiary to or for the benefit of its employees, holders of Common Stock, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                 (xii) any declaration, setting aside, or payment of any dividend or other distribution of the Company's or the Broker-Dealer Subsidiary's respective assets in respect of any Preferred Stock or Common Stock of the Company or the Broker-Dealer Subsidiary, or any direct or indirect redemption, purchase, or other acquisition of any preferred stock or Common Stock by the Company or the Broker-Dealer Subsidiary;

                 (xiii) to the best of the Company's knowledge, any other event or condition of any character that is reasonably likely to have a Company Material Adverse Effect;

                 (xiv) any material change in the customary methods used in operating the Company's or the Broker-Dealer Subsidiary's respective businesses; and

                 (xv) any arrangement or commitment by the Company or the Broker-Dealer Subsidiary to do any of the things described in this Section 3.6.
                                                                   -----------

    Section 3.7  Litigation. Except as set forth in Section 3.7 of the Company
                 ----------                         -----------
Disclosure Schedule, (i) there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened, nor are there any investigations or reviews pending or threatened against, relating to or affecting the Company or any of its subsidiaries or, to the knowledge of the Company, any of its joint ventures, (ii) there have not been any developments since June 29, 2001 with respect to any such disclosed claims, suits, actions, proceedings, investigations or reviews, (iii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of its subsidiaries, (iv) except as set forth on the Form BD or in the Membership Agreement, each with respect to the Broker-Dealer Subsidiary, there are no special restrictions or limitations imposed by NASD against the Broker-Dealer Subsidiary relating to the conduct by the Broker-Dealer Subsidiary, and (v) the Broker-Dealer Subsidiary's state broker-dealer registrations have not been terminated and, to the knowledge of the Company, there has not been, nor is there currently pending or threatened, any inquiry, investigation, administrative proceeding, or civil action undertaking or initiated by such states or jurisdictions concerning the Broker-Dealer Subsidiary or its officers, directors, registered principals, or registered representatives, except for any of the foregoing under clauses (i), (ii), (iii),
(iv) and (v) that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

    Section 3.8  Board Approval. The Company's board of directors (the "Board of
                 --------------
Directors"), by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Company Board Approval"), has duly (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company and its stockholders and declared the transactions contemplated hereby to be advisable, and (ii) approved this Agreement and the transactions contemplated hereby.

         Section 3.9    No Brokers. The Company has taken no action which would
                        ----------
give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

         Section 3.10   Broker-Dealers.
                        --------------

                  (a) The Broker-Dealer Subsidiary is a member in good standing with the NASD, and, to the knowledge of the Company, there has not been for the most recent three years, nor is there currently pending or threatened, any inquiry investigation or disciplinary proceeding undertaken by the NASD concerning the Broker-Dealer Subsidiary or any of its officers, directors, registered principals, or registered representatives.

                  (b) The Broker-Dealer Subsidiary is registered with the Central Registration Depository (the "CRD") under CRD Number 7569.

                  (c) The Broker-Dealer Subsidiary is duly registered with the Security Investors Protection Corporation ("SIPC") and has paid or has made adequate provision for the payment of all SIPC assessments as of and through December 31, 2001.

                  (d) The Broker-Dealer Subsidiary has been and is in compliance with the applicable net capital provisions of the Exchange Act and the applicable rules of all self-regulatory organizations including, without limitation, all applicable regulatory net capital requirements (including any applicable "early warning" and "expansion-contraction" capital requirements).

                  (e) The Broker-Dealer Subsidiary has adopted record-keeping systems that comply with the requirements of Section 17 of the Exchange Act and the rules and regulations promulgated thereunder and the rules of any securities exchange having jurisdiction with regard to the Broker-Dealer Subsidiary, and maintains its records in accordance therewith.

                  (f) The Broker-Dealer Subsidiary is not, nor is any Affiliate (as defined below) of it, subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act, nor is it subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of, its registration as a broker-dealer under Section 15 of the Exchange Act and, to the Company's knowledge, there is no current investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitation, suspension or revocation. No "principals" of the Broker-Dealer Subsidiary (as defined in Section 8a(2) of the Commodity Exchange Act of 1936, as amended (the "Commodity Exchange Act")) are subject to any of the provisions of Section 8 of the Commodity Exchange Act that would permit the Commodity Futures Trading Commission (the "CFTC"), subject to the terms of such section, to refuse to register or to suspend or revoke the registration of any of them. For purposes of this Agreement, "Affiliate" means any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the subject person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a subject person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any person who is an individual, "Affiliates" shall also include, without limitation, any member of such individual's family group.

                  (g) The Broker-Dealer Subsidiary currently has in effect a blanket broker-dealer fidelity bond as summarized on Section 3.10(g) of the
                                                     ---------------
Company Disclosure Schedule.

                  (h) All swap, forward future, option, or any similar agreements or arrangements executed or arranged by the Broker-Dealer Subsidiary were, to the Company's knowledge, entered into (i) in accordance with all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed at the time to be financially responsible; and each of them constitutes the valid and legally binding obligation of the Broker-Dealer Subsidiary and such counterparties, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether such enforceability is considered in a proceeding in equity or at law). Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

         Section 3.11   ERISA.
                        -----

                  (a)   Section 3.11(a) of the Company Disclosure Schedule sets
                        ---------------
forth a complete and correct list of (i) all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension plans or employee benefit arrangements, programs or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute thereunder with respect to employees of the Company ("Employee Benefit Plans") and (ii) all "employee pension plans," as defined in Section 3(2) of ERISA, maintained by the Company or any of its subsidiaries or any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer, with Company under
Section 414(b), (c), (m) or (o) of ERISA ("ERISA Affiliate") or to which the Company, any of its subsidiaries or any ERISA Affiliate contributed or is obligated to contribute thereunder ("Pension Plans"). Neither the Company, nor any ERISA Affiliate currently, nor in the prior six years, has maintained or been obligated to contribute to any Employee Benefit Plans or Pension Plans that are (i) subject to Section 4063 and 4064 of ERISA or Section 412 of the Code,
(ii) multiemployer plans (as defined in Section 4001(a)(3) of ERISA) ("Multiemployer Plans") or (iii) "benefit plans," within the meaning of Section 5000(b)(1) of the Internal Revenue Code of 1986, as amended ("Code") providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA or similar state legislation and at the former employee's or his beneficiary's sole expense).

                  (b) Each of the Employee Benefit Plans and Pension Plans intended to qualify under Section 401 of the Code ("Qualified Plans") so qualifies and the trusts maintained thereto are exempt from federal income taxation under Section 501 of the Code, and, except as disclosed on Section
                                                                    -------
3.11(c) of the Company Disclosure Schedule, nothing has occurred with respect to
-------
the operation of any such plan which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

                  (c) There has been no material violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Employee Benefit Plans or Pension Plans with the United States Secretary of Labor or the United States Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans or Pension Plans.

                  (d) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and Pension Plans (as applicable), have been delivered or made available to Purchaser: (A) any plans and related trust documents, and all amendments thereto, (B) the most recent Forms 5500 for the past three years and schedules thereto, (C) the most recent financial statements and actuarial valuations, if applicable, for the past three years, (D) the most recent Internal Revenue Service determination letter, (E) the most recent summary plan descriptions (including letters or other documents updating such descriptions) and (F) written descriptions of all non-written agreements relating to the Employee Benefit Plans and Pension Plans.

                  (e) There are no pending legal proceedings which have been asserted or instituted against any of the Employee Benefit Plans or Pension Plans, the assets of any such plans or the Company, or the plan administrator or any fiduciary of the Employee Benefit Plans or Pension Plans with respect to the operation of such plans (other than routine, uncontested benefit claims), and there are no facts or circumstances which, to the knowledge of the Company, could form the basis for any such legal proceeding.

                  (f) Each of the Employee Benefit Plans and Pension Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable law. All amendments and actions required to bring each of the Employee Benefit Plans and Pension Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable laws have been made or taken, except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date or are disclosed on Section 3.11(j) of the Company Disclosure
                                 ---------------
Schedule.

                  (g) Each of the Company, its subsidiaries and any ERISA Affiliate which maintains a "benefits plan" within the meaning of Section 5000(b)(1) of ERISA, has complied with the notice and continuation requirements of Section 4980B of the Code or Part 6 of Title I of ERISA and the applicable regulations thereunder.

                  (h) Neither the Company nor any of its subsidiaries nor any "party in interest" or "disqualified person" with respect to the Employee Benefit Plans or Pension Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

         Section 3.12 Intangible Rights. Set forth on Section 3.12 of the
                      -----------------               ------------
Company Disclosure Schedule is a list and description of all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used, licensed or controlled by the Company or the Broker-Dealer Subsidiary, and all goodwill associated therewith. The Company or the Broker-Dealer Subsidiary owns or has the right to use and shall as of the Closing Date own or have the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, tradenames, software, formulae, methods, processes and other intangible properties that are necessary or customarily used by the Company or the Broker-Dealer Subsidiary for the ownership, management or operation of its properties ("Intangible Rights") including, but not limited to, the Intangible Rights listed on Section 3.12 of the Company Disclosure Schedule. Furthermore:
                 ------------
(i) either the Company or the Broker-Dealer Subsidiary is the sole and exclusive owner of all right, title and interest in and to all of the Intangible Rights, and has the exclusive right to use and license the same, free and clear of any claim or conflict with the Intangible Rights of others; (ii) no royalties, honorariums or fees are payable by the Company or the Broker-Dealer Subsidiary to any person by reason of the ownership or use of any of the Intangible Rights;
(iii) there have been no claims made against the Company or the Broker-Dealer Subsidiary asserting the invalidity, abuse, misuse, or unenforceability of any of the Intangible Rights and, to the knowledge of the Company, no grounds for any such claims exist; (iv) neither the Company nor the Broker-Dealer Subsidiary have made any claim of any violation or infringement by others of any of its Intangible Rights or interests therein and, to the knowledge of the Company, no grounds for any such claims exist; (v) neither the Company nor the Broker-Dealer Subsidiary have received any notice that it is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Intangible Rights, and neither the use of the Intangible Rights nor the operation of the Company's or the Broker-Dealer Subsidiary's businesses is infringing or has infringed upon any intellectual property rights of others;
(vi) the Intangible Rights are sufficient and include all intellectual property rights necessary for the Company or the Broker-Dealer Subsidiary to lawfully conduct its business as presently being conducted; (vii) no interest in any of the Company's or the Broker-Dealer Subsidiary's Intangible Rights has been assigned, transferred, licensed or sublicensed by the Company to any person other than Purchaser pursuant to this Agreement; (viii) to the extent that any item constituting part of the Intangible Rights has been registered with, filed in or issued by any Governmental Authority, such registrations, filings or issuances are listed on Section 3.12 of the Company Disclosure Schedule and were
                        ------------
duly made and remain in full force and effect; (ix) to the knowledge of the Company, there has not been any act or failure to act by the Company or the Broker-Dealer Subsidiary or any of their respective directors, officers, employees, attorneys or agents during the prosecution or registration of, or any other proceeding relating to, any of the Intangible Rights or of any other fact which could render invalid or unenforceable, or negate the right to issuance of, any of the Intangible Rights; (x) to the extent any of the Intangible Rights constitutes proprietary or confidential information, the Company has adequately safeguarded such information from disclosure; and (xi) all of the Company's and the Broker-Dealer Subsidiary's current Intangible Rights will remain in full force and effect following the Closing without alteration or impairment.

         Section 3.13 Foreign Corrupt Practices. Neither the Company nor any of
                      -------------------------
its subsidiaries, nor, to the best knowledge of the Company, no director, officer, agent, employee of the Company or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         Section 3.14 Clearing Agreements. Neither the Company nor any of its
                      -------------------
subsidiaries has any agreements with their respective customers relating to the clearing of futures or securities transactions, the custody of assets or the extension of credit.

         Section 3.15 Taxes. "Taxes," as used in this Agreement, means any
                      -----
federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes. "Tax Return," as used in this Agreement, means a report, return, declaration, statement, information statement and other document required to be supplied to a governmental entity with respect to Taxes. Except as set forth in Section 3.15 of the Company Disclosure Schedule, the Company
                ------------
represents and warrants to Purchaser as follows:

                 (a)  Filing of Timely Tax Returns. The Company and each of its
                      ----------------------------
subsidiaries have duly filed (or there has been filed on its or their behalf) within the time prescribed by law all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects complete and correct.

                 (b)  Payment of Taxes. The Company and each of its subsidiaries
                      ----------------
have, within the time and in the manner prescribed by law, paid all material Taxes that are currently due and payable, except for those contested in good faith and for which adequate reserves have been taken.

                 (c)  Tax Reserves. The Company and each of its subsidiaries
                      ------------
have established on their respective books and records adequate reserves for all Taxes and for any liability for deferred income taxes in accordance with United States generally accepted accounting principles.

                 (d)  Extensions of Time for Filing Tax Returns. Neither the
                      -----------------------------------------
Company nor any of its subsidiaries has requested any extension of time within which to file any material Tax Return, which Tax Return has not since been filed.

                 (e)  Waivers of Statute of Limitations. Neither the Company nor
                      ---------------------------------
any of its subsidiaries has in effect any extension, outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any material Taxes or material Tax Returns.

                 (f)  Expiration of Statute of Limitations. The Tax Returns of
                      ------------------------------------
the Company and each of its subsidiaries for all years through and including 1997 either have been examined and settled with the appropriate Tax authority or closed by virtue of the expiration of the applicable statute of limitations.

                  (g) Audit, Administrative and Court Proceedings. No material
                      -------------------------------------------
audits or other administrative proceedings are presently pending or threatened with regard to any Taxes or Tax Returns of the Company or any of its subsidiaries (other than those being contested in good faith and for which adequate reserves have been established) and no issues have been raised in writing by any taxing authority to the Company or any of its subsidiaries in connection with any Tax or Tax Return.

                  (h) Tax Liens. There are no Tax liens upon any asset of the
                      ---------
Company or any of its  subsidiaries except liens for Taxes not yet due.

                  (i) Tax Rulings. Neither the Company nor any of its
                      -----------
subsidiaries has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

                  (j) Availability of Tax Returns. The Company has provided or
                      ---------------------------
made available to Purchaser complete and accurate copies of (A) all Tax Returns, and any amendments thereto, filed by the Company or any of its subsidiaries covering all years ending on or after December 31, 1997, (B) all audit reports received from any taxing authority relating to any Tax Return filed by the Company or any of its subsidiaries covering all years ending on or after December 31, 1997 and (C) all powers of attorney currently in force granted by the Company or any of its subsidiaries concerning any material Tax matter.

                  (k) Tax Sharing Agreements. Neither the Company nor any of
                      ----------------------
its subsidiaries is a party to any agreementn relating to allocating, sharing or indemnification of Taxes.

                  (l) Liability for Others. Neither the Company nor any of its
                      --------------------
subsidiaries has any liability for any material Taxes of any person other than the Company and its subsidiaries (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

                  (m) Code Section 355(e). Neither the Company nor any of its
                      -------------------
subsidiaries has in the past 24-month period constituted a "distributing corporation" in a distribution of stock qualifying for tax-free treatment under
Section 355 of the Code.

                  (n) Code Section 280(G). The Company has not made any
                      -------------------
payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payment that will not be deductible under Section 280G of the Code.

                  (o) Code Section 338 Elections. No election under Section 338
                      --------------------------
of the Code (or any predecessor provisions) has been made by or with respect to the Company or any of its subsidiaries or any of their respective assets or properties.

                  (p) Code Section 481 Adjustments. Neither the Company nor any
                      ----------------------------
of its subsidiaries is required to include in income any adjustment pursuant to
Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its subsidiaries, and the Company has no knowledge that the Internal Revenue Service (the "IRS") has proposed any such adjustment or change in accounting method.

                  (q) Filing Jurisdictions. No jurisdiction in which the Company
                      --------------------
or any of its subsidiaries does not file a Tax Return has made a claim that the Company or any of its subsidiaries is responsible to file a Tax Return in such jurisdiction.

                  (r) Section 341(f). Neither the Company nor any of its
                      --------------
subsidiaries has filed a
consent to the application of Section 341(f) of the Code.

                  (s) Section 168(h). No property of the Company or any of its
                      --------------
subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code, or property that the Company or any of its subsidiaries will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, in effect immediately prior to the enactment of the Tax Reform Act of 1986.

         Section 3.16 Title. The Company and each of its subsidiaries has (A)
                      -----
good and marketable title to all of the tangible assets and tangible properties owned by it, free and clear of all liens, (B) valid title to the lessee interest in all tangible assets and tangible properties leased by them as lessee, free and clear of all liens, and (C) full right to hold and use all of its tangible assets and tangible properties used in or necessary to its businesses and operations, in each case all free and clear of all liens, and in each case subject to applicable laws and the terms of any lease under which the Company or such subsidiary leases such tangible assets or tangible properties as lessee, in each case except (i) for liens for current Taxes not yet delinquent, (ii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iii) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation or (iv) for minor defects in title, none of which, individually or in the aggregate, would constitute a Company Material Adverse Effect.

         Section 3.17 Insurance. Section 3.17 of the Company Disclosure Schedule
                      ---------  ------------
contains an accurate and complete list of insurance policies which the Company maintains with respect to its business or their properties or employees. Within the last two years there has not been any material adverse change in the Company's relationships with its insurers or in the premiums payable pursuant to such policies. All premiums due and payable on or before the Closing Date shall have been timely paid.

         Section 3.18 Transactions with Affiliates. Neither the Company nor the
                      ----------------------------
Broker-Dealer Subsidiary is indebted, directly or indirectly, to any of its employees, officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees, officers and directors not in excess of $5,000, nor is the Company or the Broker-Dealer Subsidiary contemplating such indebtedness as of the date of this Agreement. To the Company's knowledge, none of said employees, officers or directors, or any member of their immediate families, is directly or indirectly indebted to the Company (other than in connection with purchases of the Company's stock). To the Company's knowledge, no employee, shareholder, officer or director, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company or the Broker-Dealer Subsidiary, nor does any such person own, directly or indirectly, in whole or in part, any material tangible or intangible property that the Company uses or contemplates using in the conduct of its business. Neither the Company nor the Broker-Dealer Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm, corporation or entity.

         Section 3.19 Material Omissions. No representation or warranty by the
                      ------------------
Company in this Agreement nor any written statement, certificate or schedule furnished to or to be furnished by the Company pursuant to this Agreement or in connection with the transactions contemplated herein, contains or will contain any untrue statement of material fact or omits or will omit a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they are made.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser jointly and severally represents and warrants to the Company as follows:

         Section 4.1  Organization and Qualification/Capacity.
                      ---------------------------------------

                  (a) Organization and Qualification. Triage is a limited
                      ------------------------------
liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of existence, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise), prospects (other than effects that are the result of general economic changes or industry-specific risks) or results of operations of Triage or, in the case of Goldwasser, Goldwasser (any such material adverse effect being hereafter referred to as a "Purchaser Material Adverse Effect").

                  (b) Capacity. Goldwasser has the capacity to enter into this
                      --------
Agreement and has the full right, power and authority to execute and deliver this Agreement and to consummate the Transactions.

         Section 4.2  Authority; Non-contravention and Statutory Approvals.
                      ----------------------------------------------------

                  (a) The execution, delivery and performance of this Agreement and the transactions contemplated hereby, are within Purchaser's power and authority and have been duly authorized by Purchaser. The execution, delivery and performance by Purchaser of this Agreement, do not and will not (i) contravene the articles of formation of Purchaser, (ii) conflict with, result in a breach of or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or call a default with respect to, any agreement or instrument to which Purchaser is a party or by which Purchaser is bound or (iii) result in any violation by Purchaser of any law, rule or regulation applicable to it or its business as it is now conducted or result in the creation of any lien. This Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and general equitable principles.

                  (b) No consent, license, permit, approval, order or authorization of, or filing with (other than informational filings) any governmental or judicial authority is required to be obtained or made in connection with the execution, delivery or performance by Purchaser of this Agreement. No consent of any party to any agreement, contract, lease, mortgage, indenture or arrangement to which Purchaser is a party or by which Purchaser is bound is required for the execution, delivery or performance by Purchaser of this Agreement and such instruments and documents executed in connection therewith which has not been obtained.

                  (c) Other than as may be required by the New York Stock Exchange, Chicago Stock Exchange, NASD, SEC or Amex, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby.

                  (d) Purchaser is not in violation of any applicable law, ordinance, regulation, decree or order of any court or governmental entity to which it or its business or any of its properties or assets is subject, except for violations which either singly or in the aggregate would not, when taken together with all other such failures, reasonably be expected to have a Purchaser Material Adverse Effect.

         Section 4.3  Investment Purpose. As of the date hereof, Purchaser is
                      ------------------
purchasing the Series A Preferred Stock for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act or permitted assignments hereunder.

         Section 4.4 Accredited Investor Status. Purchaser is an "accredited
                     --------------------------
investor" as that term is defined in Rule 501(a) of Regulation D ("Regulation D") as promulgated by the SEC under the Securities Act (an "Accredited Investor").

         Section 4.5 Information. Purchaser and its advisors, if any, have been
                     -----------
furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Series A Preferred Stock which have been requested by Purchaser or its advisors. Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Article III. Purchaser understands
                                            -----------
that its investment in the Series A Preferred Stock involves a significant degree of risk.

         Section 4.6 No Brokers. Purchaser has taken no action which would give
                     ----------
rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

         Section 4.7 Ability to Bear the Risk. Purchaser's financial situation
                     ------------------------
is such that Purchaser can afford to bear the economic risk of holding the Series A Preferred Stock for an indefinite period. Purchaser can afford to suffer the complete loss of its investment in the Series A Preferred Stock and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Series A Preferred Stock.

         Section 4.8 Restricted Securities. Purchaser understands that the
                     ---------------------
Series A Preferred Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In connection with the representation in this Section 4.8, Purchaser represents that it is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         Section 4.9 Legends.  Purchaser  acknowledges that the Series A
                     -------
Preferred Stock shall bear legends substantially similar to the following:

          "THIS STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS BY REASON OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE COMPANY, AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

                                    ARTICLE V

                               REGISTRATION RIGHTS

         Section 5.1 Demand Registration Rights. (a) At any time after the
                     --------------------------
Closing Date the holders of seventy-five (75%) percent of the Common Stock (calculated on an as-converted basis) sold pursuant to this Agreement (the "Holders" and each a "Holder") shall have the right to request the Company to prepare and file one registration statement (a "Demand Registration Statement") covering at least seventy-five (75%) percent of the shares of Common Stock (calculated on an as-converted basis) sold pursuant to this Agreement (the "Registrable Shares"). The Company covenants and agrees with Purchaser that, upon written request of any Holder made pursuant to this Section 5.1 (which
                                                         -----------
request shall
state the number of Registrable Shares to be so registered and the intended method of distribution thereof), the Company shall use its best efforts to file a Demand Registration Statement under the Securities Act, to the extent necessary to permit their sale or other disposition in accordance with the intended method of distribution specified in the request of such Holder. The Company shall not be required to use its best efforts to effect more than one
(1) registration pursuant to this Section 5.1, or on a registration statement
                                  -----------
other than on Form S-3 (but not including a registration statement on Form S-8 or S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

                  (b) The Company may postpone for a reasonable period of time, not to exceed ninety (90) days, the filing or effectiveness of any Demand Registration Statement if the negotiation or consummation of a transaction is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Demand Registration Statement of material information which the Company has a bona fide business
                                                          ---- ----
purpose for keeping confidential and the nondisclosure of which in the Demand Registration Statement might cause the Demand Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that the
                                                --------  -------
Company may not delay, suspend or withdraw a Demand Registration Statement for such reason for more than ninety (90) days or more often than twice during any period of twelve (12) consecutive months.

                  (c) Anything in this Agreement to the contrary notwithstanding, Purchaser shall not offer any Registrable Shares pursuant to the Demand Registration Statement if such offering would require the Company (i) to furnish any financial statements other than as of the end of a fiscal quarter or (ii) to furnish any audited financial statements other than as of the end of a fiscal year, unless the Holder requesting such registration agrees to bear the expenses of furnishing such financial statements. In addition to the foregoing, in the event of a proposed offering by Purchaser pursuant to the Demand Registration Statement, at such time as any registration statement would be required to include audited financial statements as of a fiscal year end, the Company may delay the dissemination of the required notice and the taking of any action to effect a supplement to the Demand Registration Statement until such time as such audited financial statements are available in the ordinary course of business.

                  (d) Any registration initiated by Holders of Registrable Shares as a demand registration pursuant to Section 5.1(a) hereof shall not
                                            --------------
count as a demand registration for purposes of Section 5.1(a) hereof (i) unless
                                               --------------
and until such registration shall have become effective or (ii) if such Holders withdraw their request for a demand registration at any time because such Holders (A) reasonably believed that the Demand Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, (B) notified the Company of such fact and requested that the Company correct such alleged misstatement or omission and (C) the Company has refused to correct such alleged misstatement or omission.

         Section 5.2 Incidental Registration. (a) Whenever the Company proposes
                     -----------------------
to file a registration statement, at any time and from time to time (a "Registration"), it will, prior to such filing, give written notice to the Holders of its intention to do so and, upon the written request of any Holder, given within fifteen (15) days after the Company provides such notice (which request shall state the intended method of distribution of such shares), the Company shall use its best efforts to cause all such shares which the Company has been requested to include by any Holder, to be included in the Registration; provided, that the Company shall have the right to postpone or withdraw any
--------
Registration effected pursuant to this Section 5.2 without obligation to any
                                       -----------
Holder; and provided, further, that the Company shall not be required to file
            --------  -------
more than two (2) Registrations with respect to Registrable Shares.

                  (b) In connection with any offering under this Section 5.2
                                                                 -----------
involving an underwritten offering, if, in the opinion of the underwriters, inclusion of all, or part of, the shares which any Holder has requested to be included would materially or adversely affect such public offering, then the Company may reduce the number of such shares to zero, in the case of a Registration on Form S-1, and to 33 1/3% of the shares of Common Stock (calculated on an as-converted basis) issued, in the case of all subsequent underwritten offerings. In addition, the Company shall not be required to include any such shares in such underwritten offering unless the Holders thereof accept the terms of the offering as agreed upon between the Company and the underwriters selected by it, and execute and deliver an underwriting agreement, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company, as described above. If the number of such shares to be included in the underwritten offering in accordance with the foregoing is less than the total number of shares which the Holders have requested to be included, then the Holders who have requested registration and other holders of the Common Stock entitled to include shares of Common Stock in such registration (together with the Holders, the "Selling Shareholders") shall participate in the underwritten offering pro rata based upon their total ownership of shares of Common Stock of the Company (calculated on an as-converted basis). If any Holder would thus be entitled to include more shares than such Holder requested to be registered, the excess shall be allocated among the Selling Shareholders pro rata based upon their total ownership of shares of Common Stock of the Company (calculated on an as-converted basis).

         Section 5.3 Registration Procedures. (a) If and whenever the Company is
                     -----------------------
required by the provisions of this Agreement to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

                     (i) file with the SEC a registration statement with respect to such Registrable Shares and use its best efforts to cause that registration statement to become and remain effective;

                     (ii) as expeditiously as possible, prepare and file with the SEC any amendments and supplements to the registration statement and the prospectus included in the registration statement as may be necessary to keep the registration statement effective until such Registrable Shares are sold;

                     (iii) as expeditiously as possible, furnish to each seller of Registrable Shares such reasonable number of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as each seller of Registrable Shares may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by each seller of Registrable Shares; and

                     (iv) as expeditiously as possible, use its best efforts to register or qualify the Registrable Shares covered by the registration statement under the securities or Blue Sky laws of such states as each seller of Registrable Shares shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable each seller of Registrable Shares to consummate the public sale or other disposition in such states of the Registrable Shares owned by each seller of Registrable Shares; provided,
                                                               --------
however, that the Company shall not be required in connection with this clause
-------
(iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                (b) If the Company has delivered preliminary or final prospectuses to each seller of Registrable Shares, and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify each seller of Registrable Shares and, if requested, each seller of Registrable Shares shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide each seller of Registrable Shares with revised prospectuses and, following receipt of the revised prospectuses, each seller of Registrable Shares shall be free to resume making offers of the Registrable Shares.

         Section 5.4 Allocation of Expenses. (a) The Company will pay all
                     ----------------------
registration expenses of all registrations under this Agreement. Each seller of Registrable Shares will pay all underwriting discounts on the Registrable Shares, selling commissions on the Registrable Shares and the fees and expenses of the Selling Shareholder's own counsel (other than the counsel selected to represent all sellers of Registrable Shares as contemplated by Section 5.4 (b)
                                                               ---------------
below). All other expenses of registered offerings shall be borne pro rata among each seller of Registrable Shares and, if it participates, the Company.

                  (b) Registration expenses shall include all expenses incurred by the Company in complying with this Article V, including, without limitation,
                                      ---------
all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company and the fees and expenses of one counsel selected by a majority of all sellers of Registrable Shares, state Blue Sky fees and expenses, and the expense of accountants and any special audits incident to or required by any such registration.

         Section 5.5 Indemnification. (a) In the event of any registration of
                     ---------------
any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to such registration statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
                                                   --------  -------
Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

                  (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to the registration statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such registration statement, prospectus, amendment or supplement; provided,
                                                                     --------
that each seller's liability hereunder with respect to any registration shall be limited to an amount equal to the net proceeds received by such seller from the Registrable Shares sold by such seller pursuant to such Registration Statement.

         Section 5.6 Contribution. If the indemnification provided for in this
                     ------------
Article V is unavailable to the indemnified parties in respect of any losses,
---------
claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proportion as to reflect the relative fault of the Company on the one hand and each seller of Registrable Shares on the other in connection with the statements, omissions or acts which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each seller of

Registrable Shares on the other shall be determined by reference to, among other things, the acts of the Company and of each seller of Registrable Shares that gave rise to the losses, claims, damages, liabilities or judgments referred to herein, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of subsection 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation).

         Section 5.7 Indemnification with Respect to Underwritten Offering. In
                     -----------------------------------------------------
the event that Registrable Shares are sold pursuant to a registration statement in an underwritten offering pursuant to Section 5.1 or Section 5.2 of this
                                        -----------    -----------
Agreement, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

         Section 5.8 Information by Holder. Each Holder of Registrable Shares
                     ---------------------
included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article V.
                                                              ---------

         Section 5.9 "Stand-Off" Agreement. Any Holder, if requested by the
                      --------------------
Company and an underwriter of Common Stock or other securities of the Company in connection with an offering of the Company's Common Stock, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Holder for such period not to exceed 180 days following the effective date of a registration statement covering shares of the Company's common stock; provided, that all investors in capital stock of the
                            --------
Company holding not less than the number of shares of Common Stock held by the Holder, and all officers and directors of the Company, enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities until the end of the stand-off period, subject to the foregoing restriction.

                                   ARTICLE VI

                                    COVENANTS

         Section 6.1 Best Efforts. The parties shall use their reasonable best
                     ------------
efforts to satisfy in a timely fashion each of the conditions described in
Article VII.
-----------

         Section 6.2 Ordinary Course of Business.
                     ---------------------------

                 (a) From the date hereof until the Closing, except as otherwise required or expressly permitted pursuant to this Agreement, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course and in substantially the same manner as heretofore conducted. Without limiting the generality of the foregoing, the Company shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to: (i) preserve intact their present business organizations and goodwill and preserve the goodwill and relationships with customers, and others having significant business dealings with them; (ii) subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of its present officers and employees as a group (provided, that voluntary terminations of employment by officers or employees shall not be deemed a violation of this subsection); (iii) maintain and keep material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice; and (iv) comply in all material respects with all laws and orders of all Governmental Authorities applicable to it. From the date hereof until the Closing, neither the

Company nor its subsidiaries shall enter into any commitments or expend any capital in excess of $12,500 or $50,000 in the aggregate without the prior written approval of Purchaser.

                  (b) Except as otherwise expressly contemplated by this Agreement or as set forth in Section 6.2(b) of the Company Disclosure Schedule
                             --------------
or with the prior written consent of Purchaser, from the date hereof until the Closing the Company and its subsidiaries shall not:

                      (i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company or any of its subsidiaries;

                      (ii) transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company or any of its subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company or any of its subsidiaries;

                      (iii) effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company or any of its subsidiaries;

                      (iv) amend the certificate of incorporation or by-laws of the Company or any of its subsidiaries;

                      (v) (A) increase the annual level of compensation of any employee of the Company or any of its subsidiaries, (B) increase the annual level of compensation payable or to become payable by the Company or any of its subsidiaries to any of their respective executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant, other than in the ordinary course consistent with past practice and in such amounts as are fully reserved against in the Company Financial Statements, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Company or any of its subsidiaries, or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Company or any of its subsidiaries is a party or involving a director, officer or employee of the Company or any of its subsidiaries in his or her capacity as a director, officer or employee of the Company or any of its subsidiaries;

                      (vi) except for trade payables and for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other person;

                      (vii) subject to any lien (except for leases that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of the properties or assets (whether tangible or intangible) of the Company or any of its subsidiaries;

                      (viii) acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice) of the Company and its subsidiaries except as previously consented to by Purchaser;

                      (ix) cancel or compromise any debt or claim or waive or release any material right of the Company or any of its subsidiaries, except in the ordinary course of business consistent with past practice;

                      (x) introduce any material change with respect to the operation of the Company or any of its subsidiaries, including any material change in the type, nature, composition or quality of its products or services, experience any material change in any contribution of its product lines to its revenues or net income, or, other than in the ordinary course of business, make any change in product specifications or prices or terms of distributions of such products;

                      (xi) permit the Company or any of its subsidiaries to enter into any transaction or to make or enter into any contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

                      (xii) permit the Company or any of its subsidiaries to enter into or agree to enter into any merger or consolidation with any corporation or other entity, or engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other person;

                      (xiii) except for transfers of cash pursuant to normal cash management practices, permit the Company or any of its subsidiaries to make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any contract with, any stockholders of the Company; or

                      (xiv)   agree to do anything prohibited by this Section
                                                                      -------
6.2 of the Agreement or anything which would make any of the representations and
---
warranties of the Company in this Agreement untrue or incorrect in any material respect as of any time through and including the Closing Date.

         Section 6.3  Non-Interference. None of the parties shall cause to occur
                      ----------------
any act, event or condition which would cause any of their respective representations and warranties made in this Agreement to be or become untrue or incorrect in any material respect as of the Closing Date, or would interfere with, frustrate or render unreasonably expensive the satisfaction by the other party or parties of any of the conditions precedent set forth in Article VII.
                                                                 -----------

         Section 6.4  Board Representation. As of the Closing Date, Purchaser
                      --------------------
shall have the right to designate for appointment to the Board of Directors Mark Goldwasser, Steven Sands, Martin Sands and two additional outside directors to the Board of Directors. Such designees shall be out of a total number of no more than seven (7) directors as of the Closing Date and the Company shall use all reasonable efforts to have such nominees elected.

         Section 6.5  Regulatory Approvals. The parties shall use their best
                      --------------------
efforts to obtain all necessary statutory approvals and consents, and other approvals and consents of any regulatory body or Governmental Authority.

         Section 6.6  Access to Information. From the date hereof to the Closing
                      ---------------------
Date, Purchaser and its representatives shall be entitled, upon reasonable notice, to make such investigation of the properties, businesses and operations of the Company and such examination of the books, records and financial condition of the Company as they reasonably request and to make extracts and copies of such books and records, and the Company shall cooperate fully therewith.

         Section 6.7  Negotiations with Others. Subject to the provisions set
                      ------------------------
forth in Section 8.1, from and after the date hereof until the Closing Date or
         -----------
the earlier termination of this Agreement, the Company and its representatives or agents shall not, without the written consent of Purchaser, whose consent shall not be unreasonable withheld, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information to, any individual, corporation, partnership, or other person, entity or group concerning the herein contemplated transactions.

         Section 6.8  Amex Listing. The Company shall use its best efforts to
                      ------------
cause the shares of Common Stock issuable in connection with the Series A Preferred Stock to be approved for listing or admitted for trading on Amex, subject to official notice of issuance, prior to the Closing Date.

         Section 6.9  Continuation of Insurance.
                      -------------------------

                  (a) For a period of three (3) years after the Closing Date, the Company shall maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company to the extent that such policies provide coverage for the Company's directors and officers (or policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous) with respect to claims arising from facts or events that occurred before the Closing Date; provided that the Company shall not be required to maintain such policies to the extent that the annual premiums (or incremental annual premiums in the case of substitute policies that provide coverage to other persons or for other matters) exceed 200% of the most recent annual premium paid for such policies by the Company.

                  (b) The Company shall remain liable for any indemnification obligations to its current directors and officers in all capacities, in which such directors or officers served the Company prior to the Closing Date, as set forth in the Company's articles of incorporation and by-laws as they exist on the date hereof to the extent such indemnification by the Company is permitted under the Delaware General Corporation Law. The Company shall not amend the provisions of its articles of incorporation and by-laws pertaining to such obligations for a period of three (3) years after the Closing Date.

                  (c) If, after the Closing Date, the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations set forth in this Section 6.9.
                                                                -----------

                  (d) The provisions of this Section 6.9 are intended to be for
                                             -----------
the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

         Section 7.1  Conditions to Each Party's Obligation to Effect the
                      ---------------------------------------------------
Closing.
-------

         The respective obligations of the Company and Purchaser to consummate the Closing shall be subject to the satisfaction of the following conditions on or prior to the Closing Date:

                  (a) No Injunction. No temporary restraining order or
                      -------------
preliminary or permanent injunction or other order by any Federal or state court preventing consummation of the transactions contemplated herein shall have been issued and continuing in effect, and none of the transactions contemplated herein shall have been prohibited under any applicable Federal or state law or other regulation.

                  (b) Regulatory and Statutory Approvals/Consents. All necessary
                      -------------------------------------------
statutory approvals and consents of any regulatory body or Governmental Authority including, without limitation, compliance with Section 14(f) under the Exchange Act, and any other approvals and consents, shall have been obtained at or prior to the Closing Date, such approvals shall have become Final Orders (as hereinafter defined), and no Final Order shall impose terms or conditions that would have, or would be reasonably likely to have, a Purchaser Material Adverse Effect or a Company Material Adverse Effect. A "Final Order" means a determination by the relevant regulatory authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

                  (c) Certain Indebtedness. Any outstanding debt obligations
                      --------------------
between SAR or Robert H. Daskal ("RHD") on the one hand and the Company or the Broker-Dealer Subsidiary on the other hand, shall be treated as provided in the Consulting Agreements (as defined below).

                  (d) SAR Purchase Agreement. The SAR Purchase Agreement shall
                      ----------------------
have been duly executed, delivered and consummated by the parties thereto.

                  (e) Exchange Agreement. The Exchange Agreement shall have been
                      ------------------
duly executed, delivered and consummated by the parties thereto.

                  (f) Amex Listing. The shares of Common Stock issuable in
                      ------------
connection with the Series A Preferred Stock shall have been approved for listing or admitted for trading on Amex.

                  (g) First Clearing. The Company shall have modified the
                      --------------
shareholders' equity covenant in the transaction with First Clearing to no greater than $2 million and shall have obtained the consent of First Clearing with respect to the transactions contemplated hereby.

         Section 7.2  Conditions Precedent to Obligation of the Company.
                      -------------------------------------------------

         The obligation of the Company to consummate the Closing is additionally subject to the satisfaction of the following conditions on or prior to the Closing Date (unless expressly waived in writing by the Company on or prior to the Closing Date):

                  (a) Compliance by Purchaser. All of the terms, covenants and
                      -----------------------
conditions of this Agreement to be complied with and performed by Purchaser on or prior to the Closing Date shall have been complied with and performed by it in all material respects, and the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties that are given as of a particular date or period and relate solely to a particular date or period shall be true and correct as of such date or period.

                  (b) Compliance Certificate. The Purchaser shall deliver to the
                      ----------------------
Company a certificate, dated the Closing Date and signed by an executive officer of the Purchaser, certifying that the conditions specified in Section 7.2(a)
                                                              --------------
have been satisfied.

                  (c) No Purchaser Material Adverse Effect. No Purchaser
                      ------------------------------------
Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a Purchaser Material Adverse Effect.

                  (d) Goldwasser. Goldwasser shall have assigned his ownership
                      ----------
interest hereunder to a United States corporate or limited liability entity under his control (the "Goldwasser Entity").

         Section 7.3  Conditions to the Obligation of Purchaser. The obligation
                      -----------------------------------------
of Purchaser to consummate the Closing is additionally subject to the satisfaction of the following conditions on or prior to the Closing Date (unless expressly waived in writing by Purchaser on or prior to the Closing Date):

                  (a) Compliance by the Company. All of the terms, covenants and
                      -------------------------
conditions of this Agreement to be complied with and performed by the Company on or prior to the Closing Date shall have been complied with and performed by it in all material respects, and the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties that are given as of a particular date or period and relate solely to a particular date or period shall be true and correct as of such date or period.

                  (b) Compliance Certificate. The Company shall deliver to
                      ----------------------
Purchaser a certificate, dated the Closing Date and signed by an executive officer of the Company, certifying that the conditions specified in Section
                                                                    -------
7.3(a) have been satisfied.
------

                  (c) No Company Material Adverse Effect. No Company Material
                      ----------------------------------
Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a Company Material Adverse Effect.

                  (d) Consulting Agreements/Employment Agreements. The Company
                      -------------------------------------------
and the Broker-Dealer Subsidiary shall have (i) entered consulting contracts substantially in the form of Exhibit B (the "Consulting Agreements") annexed
                             ---------
hereto and made a part hereof with each of SAR and RHD (collectively, the "Consultants") relating, in part, to the waiver of certain "change of control" provisions provided in the Consultants' existing employment agreements and (ii) amended the existing employment agreements of Michael A. Bresner and David M. Williams to waive certain "change of control" provisions thereunder, which agreements shall be effective immediately at the Closing Date in accordance with their respective terms.

                  (e) Filing of Certificate of Designations. The Series A
                      -------------------------------------
Certificate of Designations shall have been filed with and accepted by the Secretary of State of the State of Delaware.

                  (f) Material Adverse Change. There shall have been no Company
                      -----------------------
Material Adverse Effect or a material adverse change in the capital markets generally.

                  (g) Legal Opinion. Purchaser shall have received an opinion
                      -------------
addressed to Purchaser from the Greenberg Traurig, LLP, special counsel to the Company, in a form reasonably acceptable to Purchaser.

                  (h) The Company's 10-K. At or immediately prior to the
                      ------------------
Closing, the Company shall have filed its Form 10-K for the year ended September 28, 2001 with the SEC.

                  (i) American National Bank. The Company shall have obtained
                      ----------------------
the consent of American National Bank and Trust Company of Chicago with respect to the transactions contemplated hereby.

                                  ARTICLE VIII

                                   TERMINATION

         Section 8.1  General. This Agreement may be terminated and the
                      -------
transactions contemplated hereby may be abandoned at any time prior to the
Closing:

                  (a) by the mutual written consent of Purchaser and the Company; or

                  (b) by either Purchaser or the Company, at any time on or after December 31, 2001, if the transactions contemplated hereby shall not have been consummated prior thereto; provided, that, the party seeking to effect such
                                --------
termination of this Agreement shall not then be in breach or default of any material representation, warranty, covenant, agreement or obligation imposed upon such party by this Agreement; provided, further, that in the event the Company (i) terminates this Agreement pursuant to this Section 8.1(b) and (ii)
                                                       --------------
enters into or consummates any Takeover Proposal (as defined below) on or before June 30, 2002, the Company shall pay Purchaser an amount equal to Three Hundred Thousand Dollars ($300,000) in immediately available funds;

                  (c) by either Purchaser on the one hand, and the Company on the other hand, if there has been a material misrepresentation, breach of warranty or breach of covenant by the other party with respect to any representations, warranties and covenants set forth in this Agreement; or

                  (d) by the Company if it shall approve or recommend any Takeover Proposal (as defined below) by a party other than Purchaser or any of its affiliates. "Takeover Proposal" shall mean, with respect to the Company, any
                 -----------------
inquiry, proposal or offer from any person relating to any merger, acquisition, consolidation, reorganization, share exchange, tender offer, exchange offer or similar transaction involving the Company or any proposal or offer to acquire in any manner, directly or indirectly (x) ten percent (10%) or more of the outstanding Company Common Stock or (y) all or a substantial portion of the assets of the Company and its subsidiaries taken as a whole which is in the opinion of the Board of Directors of the Company superior to the transactions contemplated by this Agreement; provided, however that in the event the Company terminates this Agreement pursuant to this Section 8.1(d) on or prior to June
                                           --------------
30, 2002, the Company shall pay Purchaser an amount equal to Three Hundred Thousand Dollars ($300,000) in immediately available funds.

         Section 8.2  Effect of Termination. In the event of termination of this
                      ---------------------
Agreement pursuant to this Article VIII, prompt written notice shall be given by
                           ------------
the terminating party to the other parties hereto, and, unless the party seeking to terminate this Agreement shall have no right to do so, no party to this Agreement shall have any further liability to any other parties hereto.

                                   ARTICLE IX

                                 INDEMNIFICATION

         Section 9.1  Indemnification by the Company. The Company shall
                      ------------------------------
indemnify and hold harmless the Purchaser from and against, and shall reimburse the Purchaser for, any Damages which may be sustained, suffered or incurred by it, whether as a result of any Third Party Claim or otherwise, and which arise from or in connection with or are attributable to the breach of any of the covenants, representations, warranties, agreements, obligations or undertakings of the Company contained in this Agreement or in any schedule, exhibit, certificate or agreement referred to therein or otherwise furnished in connection therewith. This indemnity shall survive the Closing for a period of one year after the Closing Date, except that with respect to Claims arising as a result of a breach of the representations and warranties in Section 3.15, it
                                                            ------------
shall survive until the expiration of the statute of limitations for each respective Tax. Any Claim for indemnity asserted within the relevant period shall survive until resolved. As used herein, "Damages" means the dollar amount of any loss, damage, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by an Indemnified Party in any action or proceeding between the Indemnified Party and the Indemnifying Party or between the Indemnified Party and a third party, which is determined (as provided in Article IX) to have been sustained, suffered or incurred by a
                ----------
Party and to have arisen from an event or state of facts which is subject to indemnification under this Agreement or the amount agreed to upon settlement in accordance with the terms of this Agreement, if a Third Party Claim, or by the Parties, if a Direct Claim. For purposes hereunder the amount of Damages deemed to be sustained by Purchaser shall be the amount equal to the costs incurred by the Company with respect to any such action or proceeding in excess of the insurance coverage therefor multiplied by Purchaser's "Ownership Percentage." As used herein, the "Purchaser's Ownership Percentage" means the percentage, expressed as a decimal fraction, of the outstanding Company Common Stock owned by Purchaser and its Affiliates, on an as-converted basis, at the time it asserts the Claim.

         Section 9.2  Indemnification by the Purchaser. Purchaser shall
                      --------------------------------
indemnify and hold harmless the Company from and against, and shall reimburse the Company for, any Damages which may be sustained, suffered or incurred by the Company, whether as a result of Third Party Claim or otherwise, and which arise or result from or in connection with or are attributable to the breach of any of the Purchaser's covenants, representations, warranties contained in this Agreement. This indemnity shall survive the Closing for a period of one year after the Closing Date.

         Section 9.3  Notice, etc. A party required to make an indemnification
                      -----------
payment pursuant to this Agreement ("Indemnifying Party") shall have no liability with respect to Third Party Claims or otherwise with respect to any covenant, representation, warranty, agreement, undertaking or obligation under this Agreement, unless the party entitled to receive such indemnification payment ("Indemnified

Party") gives notice to the Indemnifying Party in accordance with terms hereof, as soon as practical following the time at which the Indemnified Party discovered such Claim (except to the extent the Indemnifying Party is not prejudiced by any delay in the delivery of such notice) and in any event prior to the applicable date specified in Section 9.1 or 9.2, specifying (i) the
                                    ------------------
covenant, representation or warranty, agreement, undertaking or obligation contained herein which it asserts has been breached, (ii) in reasonable detail, the nature and dollar amount of any Claim the Indemnified Party may have against the Indemnifying Party by reason thereof under this Agreement, and (iii) whether or not the Claim is a Third Party Claim. All Claims by any Indemnified Party under this Article IX shall be asserted and resolved as follows:
           ----------

            (a)   Third-Party Claims.
                  ------------------

                  (i) In the event that an Indemnified Party becomes aware of a Third Party Claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder, the Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such Claim, identifying the basis for such Claim or demand, and the amount or the estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such Claim and demand; the "Claim Notice"); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced by such failure. The Indemnifying Party will notify the Indemnified Party as soon as practicable whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. If the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section
                                                                         -------
9.3(a), the Indemnifying Party shall retain counsel (who shall be reasonably
------
acceptable to the Indemnified Party) to represent the Indemnified Party and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel with regard thereto; provided, however, that any Indemnified Party is hereby authorized, prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (y) the named parties of any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party which makes representation of both Parties inappropriate under applicable standards of professional conduct. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim or any cross-complaint against any Person (other than the Indemnified Party or any of its Affiliates). A Claim or demand may not be settled by either party without the prior written consent of the other party (which consent will not be unreasonably withheld or delayed) unless, as part of such settlement, the Indemnified Party shall receive a full and unconditional release reasonably satisfactory to the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party if such Claim is not exclusively for monetary Damages.

                  (ii) If the Indemnifying Party fails to notify the Indemnified Party that the Indemnifying Party desires to defend the Third Party Claim pursuant to the preceding paragraph then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying
--------  -------
Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnifying Party or any of its Affiliates). Notwithstanding the foregoing provisions of this paragraph, if the Indemnifying Party has notified the Indemnified Party that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this paragraph or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in connection with such litigation. The Indemnifying Party may retain separate counsel to represent it in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this paragraph, and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

         (b) Direct Claims. In the event any Indemnified Party shall have a
             -------------
Direct Claim against any Indemnifying Party hereunder, the Indemnified Party shall send a Claim Notice with respect to such Claim to the Indemnifying Party.

         (c) Books and Records. After delivery of a Claim Notice, so long as any
             -----------------
right to indemnification exists pursuant to this Article IX, the affected
                                                 ----------
parties each agree to retain all books and records related to such Claim Notice. In each instance, the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Party and its legal counsel with respect to any legal proceedings.

         Section 9.4   Payment/Offset. If the Escrow Amount has not yet been
                       --------------
funded to the Company, and notwithstanding anything contained herein to the contrary, Purchaser shall have the option to be relieved of its obligations from the Escrow Amount on a dollar-for-dollar basis upon proper written notice to the Company and the Escrow Agent, if applicable. Alternatively, any payment of the indemnity obligations of the Company set forth in Section 9.1 may be made, at
                                                  -----------
the option of Purchaser, by the Company issuing shares of the Company's Common Stock, which shares, for such purpose, shall be valued at the Market Price (as defined below) of the Common Stock on the date such liability is finally determined, provided that, if the Common Stock is then listed on an exchange and the exchange requires that such value be determined as the greater of the Market Price or the per share book value, the value shall be determined as such greater amount. Such shares shall be delivered promptly after such liability is finally determined. As used herein, "Market Price" means, with respect to a particular date, the average closing price of the Company's Common Stock for the five (5) trading days ending on the trading day before such date, as reported by The Wall Street Journal, but in no event less than $1.50 per share.

         Section 9.5   Limitations.
                       -----------

                  (a) Other than for Claims under Sections 3.9 and 4.6 (as to which the below-referenced "basket" shall not apply), no Party shall be required to indemnify another Party under this Article IX for Claims for breaches of representations or warranties unless the aggregate of all amounts for which indemnity would otherwise be due against it exceeds the sum of $25,000, in which case the amount for which indemnity shall be due shall be equal to the excess over that amount.

                  (b) The maximum aggregate liability of the Company for all Claims pursuant to this Article IX shall be $1,000,000.

         Section 9.6   Representations and Warranties. For purposes of indemnity
                       ------------------------------
under this Article IX for breach of a representation or warranty of a party, the
           ----------
representations and warranties shall be the representations and warranties of a party made herein as of the date hereof, and shall be deemed to be made again as of the Closing Date without regard to supplementation, modification or amendment, and in each instance without regard to any materiality qualifications or standards otherwise contained therein.

                                    ARTICLE X

                          GOVERNING LAW; MISCELLANEOUS

         Section 10.1  Governing Law. This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New York (without regard to principles of conflict of laws). All of the parties irrevocably consent to the jurisdiction of the United States Federal courts and the state courts located in New York with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby, and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. All of the parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. All of the parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect any party's right to serve process in any other manner permitted by law. All of the parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         Section 10.2  Counterparts; Signatures by Facsimile. This Agreement may
                       -------------------------------------
be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to another party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         Section 10.3  Headings. The headings of this  Agreement are for
                       --------
convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         Section 10.4  Severability. If any provision of this Agreement shall be
                       ------------
invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         Section 10.5  Entire Agreement; Amendments. This Agreement, the
                       ----------------------------
schedules and exhibits hereto and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. In no event may the terms of this Agreement be terminated or amended by the Company except with the unanimous written consent of all of the independent directors of the Board of Directors of the Company.

         Section 10.6  Notices. Any notices required or permitted to be given
                       -------
under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                       If to the Company:

                       Mark Goldwasser
                       120 Broadway
                       27th Floor
                       New York, New York 10271
                                    and

                           Robert H. Daskal
                           875 North Michigan Avenue
                           Suite 1560
                           Chicago, Illinois 60610

                           With a copy to:

                           Greenberg Traurig, LLP
                           200 Park Avenue
                           New York, New York 10166
                           Attention: Alan I. Annex, Esq.
                           Facsimile: (212) 801-6400

                  If to Purchaser:

                           Triage Partners LLC
                           90 Park Avenue
                           New York, New York 10016
                           Attention: Steven Sands, Co-Manager
                           Facsimile: (212) 697-8035

                           With a copy to:

                           Littman Krooks & Roth P.C.
                           655 Third Avenue, 20th floor
                           New York, NY  10017
                           Attention: Mitchell C. Littman, Esq.
                           Facsimile: (212) 490-2990

                  Each party shall provide notice to the other parties of any change in address.

           Section 10.7    Successors and Assigns. This Agreement shall be
                           ----------------------
binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties. Notwithstanding the foregoing, Purchaser may assign its rights hereunder to (i) any of its "affiliates," as that term is defined under the Exchange Act and (ii) any person that purchases Series A Preferred Stock in a private transaction from Purchaser, without the consent of the Company.

           Section 10.8    Third Party Beneficiaries. This Agreement is intended
                           -------------------------
for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

           Section 10.9    Publicity. The Company and Purchaser shall have the
                           ---------
right to review a reasonable period of time before issuance of any press releases, filings with the SEC, the Amex or any stock exchange or interdealer quotation system, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be
                                  --------  -------
entitled, without the prior approval of Purchaser, to make any press release or public filings with respect to such transactions as is required by applicable law and regulations (although Purchaser shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

           Section 10.10   Further Assurances. Each party shall do and perform,
                           ------------------
or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         Section 10.11   No Strict Construction. The language used in this
                         ----------------------
Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         [The remainder of this page has been intentionally left blank]

         IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

                                 OLYMPIC CASCADE FINANCIAL CORPORATION


                                 By:_______________________________
                                 Name:
                                 Title:


                                 __________________________________
                                            Mark Goldwasser

                                 TRIAGE PARTNERS LLC


                                 By:_______________________________
                                 Name: Steven Sands
                                 Title: Co-Manager


                                 TRIAGE PARTNERS LLC


                                 By:_______________________________
                                 Name: Martin Sands
                                 Title: Co-Manager

                                    EXHIBIT A

                      SERIES A CERTIFICATE OF DESIGNATIONS

                                    EXHIBIT B

                          FORM OF CONSULTING AGREEMENT

                                    EXHIBIT C

                            FORM OF ESCROW AGREEMENT





                                       34